Exhibit 99.7

Corporate, Tax and Business Advisory Firm	1st, 9th & 11th Floor, Mohan Dev Building, 13, Tolstoy Marg, New Delhi - 110001, India Tel: +91 11 424 92 525 Fax: +91 11 233 20 484 delhi@vaishlaw.com

CONSENT LETTER

Date: June 24, 2020

To,

UTime Limited,

Grand Cayman, Cayman Islands

Dear Sir/ Ma’am,

We understand that UTime Limited has filed a Registration Statement on Form F-1 (File No. 333-237260) (as amended, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”). The said Registration Statement, amongst various other aspects, contains information and disclosures regarding Do Mobile India Private Limited (“Do Mobile”), an Indian step-down subsidiary of UTime Limited.

We hereby give our consent to our name and to all references made to us in the Registration Statement and in any written correspondences with the SEC with respect to the disclosures regarding the legal matters related to Indian law as applicable to Do Mobile.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Yours Faithfully

/s/Vaish Associates Advocates

Satwinder Singh, Partner Place: New Delhi, India

MUMBAI: 106, Peninsula Centre, Dr. S. S. Rao Road, Parel, Mumbai - 400012 (India), Tel: +91 22 42134101 | mumbai@vaishlaw.com

BENGALURU: 105 -106, Raheja Chambers, #12, Museum Road, Bengaluru - 560001 (India), Tel: +91 80 40903588/89 | bangalore@vaishlaw.com